Exhibit 99.1

BPZ Energy: Exploration & Development August 25, 2010

2 This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "expect," "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, and the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “reserves” that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute “reserves” in our SEC filings. We may use certain terms in this press release or our related earnings call, such as “oil in place,” “oil zones,” and “oil sands,” which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov. Forward Looking Statements

 Reserve Growth of 119% (YE 2009 vs. YE 2008) 27.5 Mmbo Proved Oil in Corvina 10.0 Mmbo Proved Oil in Albacora Exploration Success at Albacora A-14XD online and testing with EWT through mid January 2011 Corvina’s Appraisal Continues/Reduced Drilling Costs BPZ Marine Receives Certification to the ISO 9001 and 14001 Quality and Environmental Management Standards Raised Capital for Exploration and Development $171 million in convertible notes 3 2010 Highlights

Richard Spies, Chief Operating Officer Over 30 years experience in large scale projects with major oil and gas operators Amoco, Pan American Energy (a BP subsidiary), and BP Russia. Frederic Briens, Chief of Strategy and Technology Brings over 20 years experience in international projects with major and independent oil companies and was instrumental in bringing BPZ to early oil testing phase. Cesar Ortega, VP Operations, Peru Over 25 years experience, including some of the largest oilfields in Colombia, and most recently with BP Americas Inc. in large scale oil and gas projects. Herb Mills, Director Gas to Power Came to BPZ from Duke Energy International with over 20 years experience developing projects in Latin America. Reynaldo Llosa, Strategic Contracts Manager, Peru Brings over 25 years experience from Schlumberger where he managed drilling projects in Latin America as well as other international markets. 4 Key Management Team Changes

5 Focus on Improving Operations

Technologies FPSO–First in Peru Casing Drilling–First in Peru Annular Pressure While Drilling Compact Shuttle Logging Pipe Conveyed Logging Service Companies Schlumberger Weatherford Engineering & Construction Universal Pegasus Maintenance Wood Group 6 New Technologies & World Class Contractors

7 Improving Drilling Costs 136 Days Days to Drill & Complete 77 Days $11.6M Drilling Costs $8.3M First 5 Corvina Wells Last 3 Corvina Wells $9.2M Completion Costs/Testing ***CX11-23D not included $3.2M in averages. $28.3M Total Well Costs $13.8M

8 Developing Our First Two Oil Fields

9 Mmbo Albacora Reserves Estimated by Netherland Sewell & Associates, LLP 11.9 Mmbo 17 Mmbo 37.5 Mmbo 0 5 10 15 20 25 30 35 40 YE 2007 YE 2008 YE 2009 Corvina SEC Proved Oil Reserves—Corvina & Albacora

10 NSAI Estimated 2007, 2008, 2009 OOIP and Reserves YE 2009 Includes Albacora Mmbo 0 50 100 150 200 250 300 350 400 Potential Oil in Place 3P Reserves 2007 2008 2009 Potential Oil Reserves of 126.1 Mmbo

11 Drilling the CX11-23D, the 10th well from the CX-11 platform Including the 23D, the CX-11 platform will have 8 oil wells, 1 dual oil/gas well, and 1 gas well Transition to commercial production by November 30, 2010 Compression equipment is in Peru; while processing equipment is already being installed Taking Corvina to Commercial Production

12 Albacora Highlights Seven wells drilled to date (six by other operators). Four have produced oil - 14XD 8-X-2 discovery well tested oil, gas and non-associated rich gas A-14XD well under production test (began Dec 2009), granted six month EWT through mid January 2011 Only one set of sands being addressed in the A-14XD with the potential to add additional pay Second BPZ well, A-17D, currently being tested and expect to be completed September 2010

Corvina Exit 2010 with commercial production in the 4,000-5,000 Bopd range Work-over some existing wells to optimize production Install new CX-15 platform by YE 2011 Albacora Drill A-18D with completion estimated in December, with six months of testing Exit 2010 with approximately 2,000-4,000 Bopd under production testing Sign long-term oil sales agreement Continue drilling and appraising through 2011 Gas re-injection equipment planned for Albacora by YE 2011 Install new platform in 2012 13 Roadmap to 2012

14 ...And Our First Gas Field That Anchors the Gas Strategy

Importance of BPZ's Gas-to-Power Project

- Critical Milestone for BPZ Energy's Enterprise Value
  - Facilitates sale and booking of BPZ's gas reserves
  - Wells are already drilled and ready to produce Corvina gas
- Provides Operational Enhancements
  - Reduces BPZ's annual unit production costs ($/boe)
  - Provides flexibility for associated gas (sale versus reinjection)
- Estimated Remaining Capital Investment
  - $125M (power plant - $105M; pipeline delivery facilities - $20M) plus 19% VAT
- Economics
  - Estimated gas demand from power plant: 24+mmcf per day
  - Estimated potential realized price from sale of electricity: $5.00 – $6.00 per mcf

Gas	GIP (BCF)	Reserves (BCF)	RF (% GIP)
1P	250	195	78
2P	342	240	70
3P	342	270	79

Reserves estimated by Netherland Sewell & Associates as of June 30, 2010. These are estimates based on SPE rules set forth by the Society of Petroleum Engineers and are commonly used by banks for project financing; but these volumes are not acknowledged by the Securities and Exchange Commission. These reserves cannot be guaranteed.

BPZ Resources, Inc.
Developing Energy - Providing Opportunities

15

The Mancora Gas Play (and BPZ's Contingent Gas Resources)

- The Mancora Gas Play (MGP) starts in Block Z-1 and runs through Blocks XXIII and XIX
- Target is the Mancora Formation at varying depths from 3K to 12K feet
- Began 2D seismic---mapping 295 Km (July 2010)
- Planned 3D seismic--- mapping 366 Sq Km (4Q2010-1Q2011)



LEGEND
ECUADOR
PERU
ALBACORA
BLOCK Z-1
BARRACUDA
CORVINA
DELFIN
TUMBES MEGA PROSPECT
TUMBES
BLOCK XIX
PIEDRA REDONDA - ZORRITOS MEGAPROSPECT
93Km = 58Miles
AMOTAPES HILLS
BLOCK XXIII
INDEX MAP

Gas	MGP Resources (BCF)	+	East Corvina Resources (BCF)	=	Total Resources (BCF)
1C	449.0		75.0		524.0
2C	1,079.0		315.0		1,394.0
3C	1,814.0		435.0		2,249.0

Contingent resources estimated as of June 30, 2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum engineers and are not reserves booked by the Securities and Exchange Commission. These resource estimates cannot be guaranteed.

BPZ Resources, Inc.
Developing Energy - Providing Opportunities

16

Gas to Power—the anchor project Initial GtP demand 24 Mmcfd Government Sponsored Northern Gas P/L Gasifying Northern Peru Talara-Refinery Talara-Power Paita-Urea Bayovar-Phosphates Bayovar-Petrochem Trujillo-Power Chimbote-Steel Demand Expected to Grow Exponentially Prospective Resources in the MGP Low: 5.2 Tcf Medium: 13.3 Tcf High: 33.0 Tcf 17 Prospective resources estimated as of June 30, 2010 by Netherland Sewell & Associates. These are estimates based on SPE rules set forth by the Society of Petroleum Engineers and are not reserves booked by the Securities and Exchange Commission. These estimates cannot be guaranteed. 200 Mmcfd Proposed Northern Pipeline for the BPZ Gas

18 ... Building a Balanced Asset Base

19 Block Z-1 3D Seismic in 2011 Delfin Step Out to 39-X-1 Mero Lead Leads A & B in 500’- 1,000’ Water Block XIX Pampa La Gallina prospect Oil in Heath Formation Three other mapped locations Block XXII Multiple Plays in Multiple Targets Adjacent to Existing Oil Fields 2D Seismic 4Q2010-1Q2011 Searching for Oil Offshore and Onshore

20 Corporate Social Responsibility

21 The Social Investment in Our Children

Number of Shares: 115 Million Shares Outstanding 145 Million Shares Fully Diluted (includes Feb 2010 Convertible Notes due March 2015) Share Ownership: Management 15% Institutional Ownership 60% Largest Holders: International Finance Corporation Centennial Energy Partners Soros Fund Management SPO Partners Wellington Contact: Greg Smith, Director of Investor Relations and Corporate Communications greg_smith@bpzenergy.com 22 Additional Information NYSE:BPZ

23 Thank You